Exhibit 99.1

              Innovex Announces Fiscal 2007 Second Quarter Results

     MAPLE PLAIN, Minn.--(BUSINESS WIRE)--April 17, 2007--Innovex (Nasdaq:INVX) today reported revenue of $21.9 million and revenue excluding pass through material of $11.7 million for the fiscal 2007 second quarter ending March 31, 2007. In the fiscal 2007 first quarter the Company reported revenue of $26.0 million and revenue excluding pass through material of $13.9 million.

     The Company's net loss was $7.4 million or $0.38 per share in the fiscal 2007 second quarter as compared to a net loss of $6.3 million or $0.33 per share in the fiscal 2007 first quarter. The fiscal 2007 second quarter includes restructuring charges of $2.7 million or $0.14 per share. The Company's fiscal 2007 second quarter net loss excluding the restructuring charge was $4.8 million or $0.25 per share. The Company's fiscal 2007 first quarter net loss was $4.5 million or $0.23 per share excluding restructuring charges of $1.8 million.

     The fiscal 2007 second quarter operating results continue to be impacted by low revenue levels primarily related to the Flex Suspension Assembly (FSA) product end-of-life and delays in the ramp up of new Flat Panel Display (FPD) programs. Revenue and revenue excluding pass-through for the fiscal 2007 third quarter is expected to increase over the fiscal 2007 second quarter as new FPD programs and Actuator Flex (AFC) programs enter production.

     FSA products constituted 53% of the Company's net sales for the fiscal 2007 second quarter, AFC revenue was 32%, FPD product revenue was 9%, and integrated circuit packaging application, network system and other application revenue was 6%.

     "We believe our revenue hit bottom in the March 2007 quarter and we will begin experiencing steady revenue growth in the June 2007 quarter as new FPD and AFC programs begin to ramp," commented William P. Murnane, Innovex's Chairman and CEO. "We are also encouraged by the cost structure benefits we experienced in the March quarter, which allowed us to keep our quarter-over-quarter operating loss roughly flat on significantly lower revenue. This is a direct result of our efforts to lower our cost structure by moving all manufacturing operations offshore.

     "We continue to expect a number of new FPD programs and an AFC program to ramp in the June 2007 quarter. These ramps should provide quarter-over-quarter revenue growth. In addition, we are making significant progress on new AFC programs with three new desktop HDD customers and expect at least one of these new programs to qualify in the June 2007 quarter and ramp in the September 2007 quarter," commented Murnane.

     The restructuring charges are primarily related to the Company's plan to accelerate end of life production for FSA flexible circuits in Litchfield, Minnesota and discontinue use of that facility. The plan also included acceleration of production end-of-life at its Eastlake, Ohio laminate material manufacturing facility, where FSA flexible circuit laminate materials were manufactured. Post restructuring, all of the Company's manufacturing operations will be located in Thailand. The closure of the Litchfield and Eastlake facilities mark the end of a three year effort to lower the Company's cost structure and move all manufacturing operations offshore. Offshore manufacturing became a critical component of the cost leadership strategy the Company adopted three years ago when it learned its FSA product would become obsolete.

     The Company's efforts to complete the transfer of operations to Thailand and close its U.S. based manufacturing operations are progressing on schedule. Manufacturing operations were completed at the Eastlake facility in February and decommission of the facility is expected to be complete by the end of the fiscal 2007 third quarter. Restructuring expense for the fiscal 2007 second quarter included $756,000 representing the net present value of the remaining Eastlake facility lease payments net of potential sublease cash inflows.

     Manufacturing operations at the Litchfield facilities will be completed in April 2007. Decommission of the facilities and the transfer of assets to Thailand is expected to be completed by the end of fiscal 2007.

     A purchase agreement has been signed to sell the Maple Plain facility for $4,250,000 and the sale is expected to close during the fiscal 2007 third quarter. An asset impairment charge of $792,000 was recorded in the fiscal 2007 second quarter to reduce the book value of the asset to its net realizable value. Proceeds from the sale will be used to reduce the Company's outstanding long-term debt.

     Cash used in operating activities in the fiscal 2007 second quarter was $5.7 million. The Company had a cash balance of $7.9 million at March 31, 2007. Total long and short-term debt outstanding at March 31, 2007 was $40.4 million, a decrease of $1.4 million from December 30, 2006. Capital expenditures for the fiscal 2007 second quarter were $1.0 million. Capital expenditures are expected to be approximately $8 million in fiscal 2007 and will primarily support cost reduction projects.

    Cash availability under the Company's existing credit facilities as of March 31, 2007 of approximately $37.0 million will provide adequate cash resources to complete the Company's restructuring and support the revenue growth expected in the second half of fiscal 2007.

     Conference Call & Live Webcast

     Innovex will conduct a conference call and webcast for investors beginning at 5:00 p.m. Eastern Time (ET) on Monday, April 16, 2007. During the conference call, Mr. Murnane and senior managers will discuss the Company's future product, revenue, mix and margin expectations along with historical results.

     To listen to the live conference call, dial 785-830-7975 and ask for conference ID "Innovex." The live webcast will be available at www.innovexinc.com/investor.shtml. A replay of the call will be available 6:00 p.m. ET on Monday, April 16, 2007 through 11:59 p.m. ET on Wednesday, April 18, 2007. To access the replay, dial (402) 220-1117 and ask for conference ID "Innovex." The webcast version of the conference call will be archived at www.innovexinc.com/investor.shtml.

     About Innovex, Inc.

     Innovex, Inc. is a leading manufacturer of high-density flexible circuit-based electronic interconnect solutions. Innovex's products enable the miniaturization and increasing functionality of high technology electronic devices. Applications for Innovex's products include data storage devices such as hard disk drives and tape drives, liquid crystal displays for mobile telecommunication devices, flat panel displays and printers. Innovex is known worldwide for its advanced technology and world class manufacturing.

     Safe Harbor for Forward Looking Statements

     Except for historical information contained herein, the matters discussed in this press release are forward looking statements that involve risks and uncertainties, including the timely availability and acceptance of new products, impact of restructuring charges, changes in product mix, the impact of competitive products and pricing, effect of world-wide economic conditions on flexible circuit demand, changes in manufacturing efficiencies, fluctuations in financial results and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.


                            INNOVEX, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                            (In thousands)

                                         Three Months Ended March 31,
                                         -----------------------------
                                              2007           2006
                                         -------------- --------------

Net sales                                      $21,871        $51,539
Costs and expenses:
 Cost of sales                                  21,839         44,019
 Selling, general and administrative             2,999          4,341
 Royalty expense to equity investee                157            445
 Engineering                                       813          1,371
 Restructuring charges                           2,678          1,378
 Net interest expense                              617            583
 Net other (income) expense                        200            (63)
                                         -------------- --------------
Income (loss) before income taxes               (7,432)          (535)

Provision for income taxes                           -              -
                                         -------------- --------------

Net income (loss)                              ($7,432)         ($535)
                                         ============== ==============

Net income (loss) per share:
    Basic                                       ($0.38)        ($0.03)
                                         ============== ==============
    Diluted                                     ($0.38)        ($0.03)
                                         ============== ==============

Weighted average shares outstanding:
    Basic shares                                19,382         19,239
                                         ============== ==============
    Diluted shares                              19,382         19,239
                                         ============== ==============


                                          Six Months Ended March 31,
                                         -----------------------------
                                              2007           2006
                                         -------------- --------------

Net sales                                      $47,888       $102,047
Costs and expenses:
 Cost of sales                                  47,337         88,367
 Selling, general and administrative             6,157          7,988
 Royalty expense to equity investee                363            856
 Engineering                                     1,813          2,760
 Restructuring charges                           4,520         11,307
 Net interest expense                            1,150          1,032
 Net other (income) expense                        306             41
                                         -------------- --------------
Income (loss) before income taxes              (13,758)       (10,304)

Provision for income taxes                           -              -
                                         -------------- --------------

Net income (loss)                             ($13,758)      ($10,304)
                                         ============== ==============

Net income (loss) per share:
    Basic                                       ($0.71)        ($0.54)
                                         ============== ==============
    Diluted                                     ($0.71)        ($0.54)
                                         ============== ==============

Weighted average shares outstanding:
    Basic shares                                19,382         19,233
                                         ============== ==============
    Diluted shares                              19,382         19,233
                                         ============== ==============


                            INNOVEX, INC.
                     CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                             March 31,   September 30,
Assets                                          2007         2006
                                            ------------ -------------
  Cash and short-term investments                $7,860        $9,819
  Accounts receivable, net                       11,999        14,152
  Inventory                                      11,368        12,009
  Other current assets                            3,804         2,545
----------------------------------------------------------------------
    Total current assets                         35,031        38,525
  Property, plant and equipment, net             49,305        51,560
  Intangible & other assets, net                  3,751         4,082
----------------------------------------------------------------------
    Total assets                                $88,087       $94,167
                                            ============ =============


Liabilities and Stockholders' Equity
  Current maturities of long-term debt          $10,425        $9,045
  Line of credit                                  6,282             0
  Accounts payable                               11,163        15,724
  Other current liabilities                       4,394         4,089
----------------------------------------------------------------------
    Total current liabilities                    32,264        28,858
  Long-term debt                                 23,749        19,800
  Stockholders' equity                           32,074        45,509
----------------------------------------------------------------------
    Total liabilities and stockholders'
     equity                                     $88,087       $94,167
                                            ============ =============


                            INNOVEX, INC.
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                            (In thousands)
                                            Six months ended March 31,
                                            --------------------------
                                                2007          2006
                                            ------------- ------------
Cash Flows From Operating Activities:
   Net income (loss)                            ($13,758)    ($10,304)
   Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
       Depreciation and amortization               4,157        5,401
       Asset impairment charges                      792        9,183
       Stock option expense                          303          333
       Other non-cash items                          325         (208)
       Changes in operating assets and
        liabilities:
          Accounts receivable                      2,152        6,829
          Inventories                                642        2,649
          Other current assets                    (1,259)      (1,559)
          Other long term assets                     330        2,396
          Accounts payable                        (4,561)      (2,223)
          Other current liabilities                  305         (246)
                                            ------------- ------------
Net cash provided by (used in) operating
 activities                                      (10,572)      12,251

Cash Flows From Investing Activities:
      Capital expenditures                        (3,232)      (4,582)
      Proceeds from sale of assets                   214          327
                                            ------------- ------------
Net cash used in investing activities             (3,018)      (4,255)

Cash Flows From Financing Activities:
    Net long-term debt activity                    5,328         (865)
    Net line of credit activity                    6,282      (12,748)
    Proceeds from exercise of stock options            3           54
    Proceeds from employee stock purchase
     plans                                            18           30
                                            ------------- ------------
    Net cash provided by (used in)
     financing activities                         11,631      (13,529)
                                            ------------- ------------
Increase (decrease) in cash and equivalents       (1,959)      (5,533)
Cash and equivalents at beginning of period        9,819       12,914
                                            ------------- ------------
Cash and equivalents at end of period             $7,860       $7,381
                                            ============= ============

     Use of non-GAAP financial measures

     Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance to GAAP. We provide these non-GAAP financial measures to be helpful in assessing the Company's on-going operating results and to allow for greater transparency related to supplemental information. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this press release and financial statements previously filed with the Securities and Exchange Commission.

     Revenue excluding pass-through material:

     The revenue excluding pass-through material non-GAAP financial measures used in this press release allow quantification of the margin generating portion of our revenue and the margin performance for that portion. Revenue excluding pass-through material is calculated by subtracting pass-through material from GAAP revenue. Pass-through material is defined as material components where our customer provides the specifications, dictates the supplier and negotiates the price of components to be added to the Innovex manufactured flexible circuit. The product including the highest portion of pass-through material on a per revenue dollar and in total is the Company's FSA product.


In millions                                   Quarter ending
                                    ----------------------------------
                                    March 31, 2007   December 30, 2006
                                    ----------------------------------
Net sales                                      $21.9            $26.0
  Pass-through material components              10.2             12.1
                                    ----------------------------------
Revenue excluding pass-through
 material                                      $11.7            $13.9
                                    ==================================


     Net loss and net loss per share excluding restructuring:

     The net loss and net loss per share excluding restructuring costs non-GAAP financial measures used in this press release provide information related to our operating results excluding charges related to transitional activities.

     Net loss excluding restructuring:


In millions                                  Quarter ending
                                  ------------------------------------
                                    March 31, 2007  December 30, 2006
                                  ------------------------------------
Net loss                                       $7.4              $6.3
Restructuring expense                           2.7               1.8
                                  ------------------------------------
Net loss excluding restructuring               $4.8              $4.5
                                  ====================================


     Net loss per share excluding restructuring:


                                           Three months ending
                                   -----------------------------------
                                    March 31, 2007  December 30, 2006
                                   -----------------------------------
Net loss per share                            $0.38             $0.33
Restructuring expense per share                0.14              0.10
                                   -----------------------------------
Net loss per share excluding
 restructuring                                $0.25             $0.23
                                   ===================================


     CONTACT: Innovex, Inc.
              Douglas W. Keller, VP - Finance, 763-479-5300
              Facsimile: 763-479-5395
              Internet: http://www.innovexinc.com